UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

EDGEN GROUP INC.

(Exact name of Registrant as specified in its charter)

Commission File Number	State or Other Jurisdiction of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Registrant's address of principal executive offices, including zip code and telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

(b) and (c)

Edgen Group Inc. (“Edgen Group,” the “Company,” “we,” “us” or “our”) announced today that, effective April 19, 2013, Daniel D. Keaton will cease to serve as Senior Vice President and Chief Accounting Officer of the Company and assume the operational role of Senior Vice President, Americas for the Edgen Murray brand of our Energy & Infrastructure (“E&I”) segment.

Upon the effective date of Mr. Keaton’s change of position, David L. Laxton III, our Executive Vice President and Chief Financial Officer, will perform the duties of both principal financial officer and principal accounting officer of the Company.

As disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2013, Mr. Laxton, age 63, has more than 20 years of experience in industrial distribution. Mr. Laxton has served as the Executive Vice President and Chief Financial Officer of Edgen Group or of our predecessor companies since joining us in 1996. Prior to joining us, Mr. Laxton served as Chief Financial Officer of a distributor of tube fittings, controls and filtration products from January 1991 to December 1996. Mr. Laxton has also held consulting positions with a big four accounting firm and with an investment banking firm. Mr. Laxton is currently Chairman of American Gateway Bank and is the former president of the Baton Rouge Chapter of the National Association of Purchasing Management. Mr. Laxton received a B.A. in History and an M.S. in Accounting from Louisiana State University.

There are no transactions in which Mr. Laxton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On April 18, 2013, the Company issued a press release announcing that Daniel D. Keaton had been named Senior Vice President, Americas for the Edgen Murray brand. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Edgen Group Inc. dated April 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013	EDGEN GROUP INC.

	By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Edgen Group Inc. dated April 18, 2013